UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  November 19, 2008

Neose Technologies, Inc.

(Exact Name of Issuer as Specified in Charter)

Delaware	0-27718	13-3549286
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

102 Rock Road, Horsham, Pennsylvania		19044
(Address of Principal Executive Offices)		(Zip Code)

(215) 315-9000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 19, 2008, Neose Technologies, Inc. (the “Company”) received an additional Staff Determination from the NASDAQ Listing Qualifications Department (the “Department”) indicating that the Company’s recently filed Form 10-Q reporting stockholders equity below the $10 million requirement set forth in Marketplace Rule 4450(a) constitutes an additional basis for delisting the Company’s common stock from the Nasdaq Global Market.

The Company was previously advised by the Nasdaq Listing Qualifications Panel (the “Panel”) that its stock would continue to trade pending the scheduling of a new appeal hearing based on Nasdaq’s rule filing with the Securities and Exchange Commission (the “SEC”) seeking to temporarily suspend the exchange’s bid price and market value of publicly held securities continued listing requirements until January 16, 2009, given the current state of the financial markets.  An appeal hearing is scheduled for December 18, 2008.

There can be no assurance that the Panel will grant the Company’s request for continued listing, particularly in view of the multiple deficiencies that have been raised by the Department. In the event that the Company elects not to pursue the appeal or the Panel denies the Company’s request for continued listing on the Nasdaq Global Market, the Company expects that its common stock will be eligible to trade on the OTC Bulletin Board or Pink OTC Markets Inc.

Item 8.01 Other Events

A press release of the Company, dated November 25, 2008 is attached as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:  The Exhibit Index annexed hereto is incorporated herein by reference.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995.  Statements in this press release regarding our business that are not historical facts are “forward-looking statements” that involve risks and uncertainties.  Among those risks and uncertainties are: the risk that the Panel will not grant the Company’s request for continued listing and that the Company’s  common stock will not begin trading on the OTC Bulletin Board or the Pink OTC Markets Inc., as well as more specific risks and uncertainties set forth in the sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, as amended, entitled “Risk Factors” and “Special Note Regarding Forward-Looking Statements, and discussions of risk factors in the Company’s subsequent SEC filings.  Any of these risks and uncertainties could cause the Company’s actual results to differ from those contained in the forward-looking statements.

Additional Information and Where to Find It

In connection with stockholder approval of the Company’s previously announced asset sales and planned liquidation, the Company intends to file a definitive proxy statement and other materials with the SEC.  Stockholders of the Company are advised to read the definitive proxy statement and any other relevant documents filed with the SEC when they become available because those documents will contain important information about the Company’s previously announced asset sales and planned liquidation.  Stockholders may obtain a free copy of the definitive proxy statement, and other documents filed with the SEC, at the SEC’s web site at http://www.sec.gov.  Free copies of these filings may also be obtained from the Company by directing a request to A. Brian Davis, Senior Vice President and Chief Financial Officer, Neose Technologies, Inc., 102 Rock Road, Horsham, Pennsylvania 19044 or at www.neose.com.

The Company and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in favor of the Company’s previously announced asset sales and planned liquidation.  Information regarding the Company’s directors and executive officers is available in Amendment No. 1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 filed with the SEC on April 29, 2008.  Additional information regarding the interests of such potential participants will be included in the definitive proxy statement and the other relevant documents filed with the SEC when they become available.

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Company has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

NEOSE TECHNOLOGIES, INC.

Date: November 25, 2008	By:	/s/ A. Brian Davis
A. Brian Davis
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press Release dated November 25, 2008